UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 14, 2022

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption and Approval of Duluth Holdings Inc. Executive Change in Control Severance Plan and Duluth Holdings Inc. Executive General Severance Plan

On April 14, 2022, the Compensation Committee of the Board of Directors of Duluth Holdings Inc. (the “Company”) adopted and approved the Duluth Holdings Inc. Executive Change in Control Severance Plan (the “Change in Control Severance Plan”) and the Duluth Holdings Inc. Executive General Severance Plan (“the General Severance Plan, and together with the Change in Control Severance Plan, the “Severance Plans”).  Certain of the Company’s executive officers, have been designated as participants in the Severance Plans, including Dave Loretta, SVP & Chief Financial Officer; Dave Homolka, SVP, Talent, DE&I, Retail Operations; Chris Teufel, SVP, Technology & Logistics; Ricker Schlecht, SVP, Product, Merchandising & Inventory; Neala Shepherd, SVP, Customer Experience; and Mike Murphy, VP, Chief Accounting Officer.  The Company’s CEO, Sam Sato, was not designated as a participant in the Severance Plans as he is entitled to severance benefits under his employment agreement, which was previously filed.  Steve Schlecht, our founder and Chairman of the Board of Directors, was also not designated a participant in the Severance Plans.

The Severance Plans provide the participant with severance benefits in the event of certain Qualifying Terminations.  Qualifying Terminations include an involuntary termination of the participant’s employment other than for Cause (as defined in the Severance Plans) or as a result of a voluntary termination for Good Reason (as defined in the Severance Plans).  The level of severance benefits provided vary dependent on the position held by the participant and the relevant Severance Plan.  As a condition to participating, executives must sign a restrictive covenant agreement.

The Severance Plans do not provide for any severance benefits related to equity incentive awards upon a Qualifying Termination.  The treatment of equity awards that are outstanding are determined under the applicable equity incentive plan and the related award agreement.

The above descriptions of the Severance Plans are subject to and qualified in their entirety by reference to the full text of the Severance Plans, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Duluth Holdings Inc. Executive Change in Control Severance Plan
10.2	Duluth Holdings Inc. Executive General Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: April 19, 2022	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer